UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 13, 2012, Coleman Cable, Inc. (“Coleman”) entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) by and among Coleman, Watteredge, LLC (the “New Note Guarantor”), the existing guarantors listed on the signature pages thereto (the “Existing Guarantors”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”), supplementing the Indenture, dated as of February 3, 2010 (the “Indenture”), by and among Coleman, CCI International, Inc. and the Trustee, as supplemented by the First Supplemental Indenture, dated as of August 12, 2011, by and among Coleman, the Existing Guarantors and the Trustee. Pursuant to the Second Supplemental Indenture, the New Note Guarantor became an additional guarantor of $275,000,000 in aggregate principal amount of Coleman’s 9% Senior Notes due 2018 issued pursuant to the Indenture. The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated August 13, 2012, by and among Watteredge, LLC, Technology Research Corporation, Patco Electronics, Inc., Coleman Cable, Inc., CCI International, Inc. and Deutsche Bank National Trust Company.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: August 15, 2012	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated August 13, 2012, by and among Watteredge, LLC, Technology Research Corporation, Patco Electronics, Inc., Coleman Cable, Inc., CCI International, Inc. and Deutsche Bank National Trust Company.